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                                                                     Exhibit 3.4

                                UNANIMOUS CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                        AMERICAN PHYSICIAN PARTNERS, INC.


         The undersigned, constituting all of the directors of American Physician Partners, Inc., a Delaware corporation (the "Corporation"), do hereby consent and agree, pursuant to the provisions of Section 141 of the Delaware General Corporation Law ("DGCL"), to the adoption of the following resolutions:

      ADOPT ARTICLE X OF THE AMENDED AND RESTATED BYLAWS OF THE CORPORATION

         WHEREAS, the Board of Directors (the "Board") of the Corporation proposed adopting Article X of the Amended and Restated Bylaws of the Corporation at the 1999 Annual Meeting of the Board; and

         WHEREAS, the Board deems it advisable to adopt Article X in order to require the Corporation to maintain a Physician Advisory Board which will enhance the quality of services provided by the Corporation, its imaging centers, and to the radiology practices to which it provides administrative services; now, therefore, be it

                  "RESOLVED, that Article X of the Amended and Restated Bylaws be, and it hereby is, adopted to read in its entirety as follows:

                  `The Company shall establish and maintain a Physician Advisory Board. The purpose of the Physician Advisory Board shall be to advise the Company's Board and management with respect to issues and matters affecting physicians, the Company's services to physicians and affiliated practices and the enhancement of patient services and satisfaction. The size, scope of activities and the process for the selection of members of the Physician Advisory Board shall be determined from time-to-time by the Company's Board. The Physician Advisory Board shall not be qualified or authorized to engage in any activity which may be construed or deemed to constitute the practice of medicine by the Company. The Chairman of the Physician Advisory Board will provide a written or oral report to the Company's Board at the request of the Company's Chairman of the Board. This Article X shall not be altered, amended or repealed by the Company's Board of Directors.'"


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                                 FURTHER ACTIONS

                  FURTHER RESOLVED, that the appropriate officers of the Corporation be, and the same hereby are, authorized, empowered and directed to execute and deliver all documents, instruments and other agreements, to waive any and all conditions and to do all things necessary and helpful to carry out the purposes of the foregoing resolution; and all acts and deeds of such appropriate officers and agents of the Corporation which are consistent with the purpose and intent of the above resolution be, and the same hereby are, in all respects, ratified, approved, and adopted as the acts and deeds of the Corporation.

                                    * * * * *



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         IN WITNESS WHEREOF, the undersigned directors have executed this
Unanimous Consent in one or more counterparts as of the ___ day of May, 1999.




                                   ---------------------------------------------
                                   Mark L. Wagar


                                   ---------------------------------------------
                                   John W. Colloton


                                   ---------------------------------------------
                                   John Pappajohn


                                   ---------------------------------------------
                                   Derace L. Schaffer, M.D.


                                   ---------------------------------------------
                                   Less T. Chafen, M.D.


                                   ---------------------------------------------
                                   Michael L. Sherman, M.D.